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                                                                     Exhibit 3.1
                               State of Delaware
                                                                          Page 1
                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF INCORPORATION OF "CLARION

TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD

DAY OF FEBRUARY, A.D. 1998, AT 11 O'CLOCK A.M.




               (Seal)         /s/ Edward Freel
                              -------------------------------------
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION: 8935511

                                       DATE: 02-23-98

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 02/23/1998
                                                             981069292 - 2816858

                          CERTIFICATE OF INCORPORATION
                                       OF
                           CLARION TECHNOLOGIES, INC.

                                   ARTICLE I
                              Name of Corporation

           The name of this corporation is Clarion Technologies, Inc.

                                   ARTICLE II
                          Registered Office and Agent

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                                  ARTICLE III
                                    Purpose

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            Authorized Capital Stock

     This Corporation is authorized to issue one class of shares designated "Common Stock". The total number of shares of Common Stock this Corporation is authorized to issue is 20,000,000 and each such share shall have a par value of $.001.

                                   ARTICLE V
                                  Incorporator

     The incorporator is Marisa B. Iasenza, 500 Newport Center Drive, Suite 700, Newport Beach, California 92660.

                                   ARTICLE VI
                        Limitation of Director Liability

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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                                  ARTICLE VII
                              Perpetual Existence

     The corporation is to have perpetual existence.

                                  ARTICLE VIII
                              Stockholder Meetings

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject) to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                   ARTICLE IX
                                     Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation, subject to any limitations expressed in such bylaws.

                                   ARTICLE X
                    Amendment of Certificate of Incorporation

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate, hereby declaring and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand.

Dated: February 20, 1998

                                                /s/ Marisa Iasenza
                                                --------------------------
                                                Marisa B. Iasenza, Incorporator

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